52675 (05/09) AGENT AGREEMENT WITH AMERICO LIFE, INC. AFFILIATES SMC-010100 (05/09)

1. COMPANY-REPRESENTATIVE RELATIONSHIP

Each of Americo Financial Life and Annuity Insurance Company, Great Southern Life Insurance Company, The Ohio State Life Insurance Company, and any other companies as may be designated from time to time, (individually and collectively, the Company, we, us or our) appoints you as its agent/broker (Agent, you or your) to represent us in connection with our life insurance, annuities, riders and other contracts (our policies), in accordance with this AGREEMENT. You may be appointed by any of the Companies upon acceptance by an authorized representative of the companies. Americo Financial Life and Annuity Insurance Company, The College Life Insurance Company of America, Great Southern Life Insurance Company, and The Ohio State Life Insurance Company, however, are separate companies. Your right to do business in any state is contingent upon your being licensed and actually appointed by the Company in that state. You are deemed to have a separate contract enforceable by and against each of the Companies by whom you are appointed. Reference to “the Company” herein means the applicable appointing company(s). This Agreement supersedes any prior contracts or agreements between you and any of the Companies named above.

2. AGENT RIGHTS AND RESPONSIBILITIES

a. INDEPENDENCE. As an independent contractor, you are free to exercise your discretion and judgment as to time, place, and means of performing all acts hereunder. Nothing in this AGREEMENT is intended to create a relationship of employer and employee between you and us.

b. TERRITORY. You have no exclusive territories. Your territory is any state in which both you and the Company are authorized to do business.

c. AUTHORITY. We authorize you, subject to the provisions of this AGREEMENT:

一    to solicit applications for policies described in the SCHEDULE OF COMMISSIONS and promptly to forward the applications to us for our consideration,

一    to collect the full initial premium in a form payable directly to the company for policies to be issued and promptly to submit all premium collected to the Company,

一    to deliver policies in accordance with any delivery requirements of the Company on a timely basis, and

一    to make reasonable efforts to maintain the Company’s policies in force and to provide reasonable assistance to the Company’s policyholders.

d. COMMISSIONS.

一    Agent’s Commissions. We will pay you, as full compensation for all services rendered and expenses incurred by you, first year and renewal commissions, at the rates provided and subject to the terms and conditions contained in the SCHEDULE OF COMMISSIONS, provided to you from time to time. The SCHEDULE OF COMMISSIONS may be changed, effective upon mailing written notice to you by the Company, and any subsequent applications solicited by you shall be affected by such change. These commissions will accrue on premiums paid in cash to us for policies issued from applications procured by you while this AGREEMENT is in effect. Any compensation payable will be subject to the minimum amounts in place from time to time by the Company.

一    General Agent’s (agents with hierarchy) Commissions. The Company will directly pay commissions to your agents according to the applicable Agreement and SCHEDULE OF COMMISSIONS. By making such payments, the Company will discharge our obligations to you and your agents to the extent of such payments. To the extent commissions vest under this AGREEMENT and the Agent Agreements of your agents, there will be no reversion to you of commissions due your agents. All override commissions due you on policies sold by your agents prior to the date of termination will become non-vested if your AGREEMENT is terminated for cause. Commissions will continue to be paid until the total commissions earned annually amount to less than$500.00, at which point no further commissions will be due or payable. Any compensation payable will be subject to the minimum amounts in place from time to time by the Company.

一              e. LICENSING. You are responsible for all initial licensing fees and all applicable license renewal fees. We will pay the fee for your initial resident appointment. You will bear the cost of any nonresident appointment fees.

一              f. OTHER EXPENSES. The Company will provide you with application forms, medical examination forms and the various papers necessary to write and service policies. You will be responsible for all other business expenses.

一              g. ADVERTISING AND SALES PROMOTION. We will furnish to you all advertising materials, circulars and other Company printed sales matter. We will consider your suggestions for specialized solicitation material, but none may be used without our prior written approval. You will, at all times, comply with applicable state laws and regulations.

一              h. REGULAR STATEMENTS. On a prompt and timely basis, we will make available to you statements of your earnings, commission advances, charges and reductions or repayments of indebtedness, in written or electronic format at the company’s discretion. The Company must be notified in writing of any disputed amounts or transactions within ninety (90) days of the transaction date. No amounts or transactions may be disputed more than ninety (90) days after the transaction date.

 SMC-010100 (05/09)

i. GENERAL AGENT RIGHTS AND RESPONSIBILITIES. If a General Agent, you have the following additional rights and responsibilities to:

一    solicit applications for policies described in the SCHEDULE OF COMMISSIONS through your agents appointed with our approval,

一    recruit agents to solicit applications for policies,

一    exercise proper supervision to assure the faithful performance by your agents of their Agent Agreements,

一    provide training and support to your agents, and

一    repay in full amounts owed the Company by your agents upon demand by the Company. You are responsible for collecting from your agents.

一              j. MONEY LAUNDERING. We are in compliance with United States laws concerning fraud and money laundering. We expect you to be aware of those laws relating to money laundering, and to comply with them as well. Such laws include, but are not limited to, the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001 (Title III of the USA PATRIOT Act). We expect you to adhere to the Company’s Anti-Money Laundering (AML) guidelines; gather the necessary information needed to confirm the identity of applicants for the Company’s products; complete the AML training required by the Company and immediately report suspected AML-related activity to the Company’s AML officer.

3. COMPANY RIGHTS AND RESPONSIBILITIES

a. RESERVATION OF AUTHORITY. The Company reserves and retains the exclusive authority to, and your authority does not permit you to:

1. make, alter or discharge any contract to which the Company is a party,

2. waive or modify any terms, rates, conditions or limitations of any policy,

3. approve evidence of insurability, or bind or commit the Company on any risk, or in any manner except as outlined in the Conditional Receipt,

4. deliver any policy where the health of the proposed insured at the time of the delivery is other than as stated in the application for insurance,

5. collect any premiums after the initial premium without prior written approval from the Company,

6. extend the time for any premium payment, or reinstate any lapsed policy,

7. adjust or settle any claim, unless specifically directed by the Company,

8. solicit applications in any state or jurisdiction without a valid insurance license for such solicitation,

9. enter into any legal proceedings pertaining to the Company’s business, except as noted in paragraph 4.e., or 4.l.3,

10. exercise any authority on our behalf, other than as authorized by paragraph 2.,

11. publish or circulate any advertisements, sales literature, illustrations or other printed materials referring to the Company or its products or officers without the company’s prior written consent, and

12. incur any expenses in our name, without prior written approval.

13. approve or disapprove any of your agents. The Company’s approval will be evidenced by our entering into an Agent Agreement with each of your agents.

14. terminate any of your agents, according to the applicable provisions of their Agent Agreements,

15. assess you for your agents’ unpaid charges, fees and other amounts as specified in our Agent Agreement and our rules and regulations, and

16. demand repayment of any indebtedness to the Company by you or your agents at any time.

b. RESERVATION OF RIGHTS. With reasonable notice to you, we specifically reserve the right to:

一    discontinue or withdraw any policy from any state,

一    modify or amend any policy or its premium rates,

一    determine maximum and minimum limits on any policy,

一    modify or change the conditions or terms under which any policy may be offered,

一    implement and modify any rules and regulations of the Company,

一    cease doing business in any state or geographically defined area,

一    modify any SCHEDULE OF COMMISSIONS and,

一    make periodic revisions to this AGREEMENT and addendum or addenda thereto.

一              c. SECURED OBLIGATIONS. In order to secure the full and prompt payment of any and all indebtedness due from you or your agents to us or guaranteed by you, the Company will have a security interest and first lien on any monies due at any time under the SCHEDULE OF COMMISSIONS or any applicable addendum. In addition to any statutory or other legal basis, the Company will have the right of offset and, at any time, may deduct from any monies, or other rights due you, such indebtedness together with interest at the maximum rate allowed by the law of your state and any attorneys’ fees and collection costs incurred by us. Any compensation due to you from any of our companies listed in Paragraph 1 above is subject to a similar security interest and may be offset against any indebtedness owed by you to any of our companies listed in Paragraph 1.

一              d. INDEBTEDNESS. In accordance with the terms of this AGREEMENT, you are responsible for the indebtedness of your agents. Upon termination of this AGREEMENT for any reason, the entire amount of all monies due from you, and any and all of your agents, will be immediately due and payable on demand, and you are responsible for assuring that the debt is repaid in full. This does not waive the Company’s right to request payment on demand of any indebtedness, at any time, that is due and payable to the Company.

52675 (05/09) SMC-010100 (05/09)

e. RULES AND REGULATIONS. The Company has the right to make and modify rules and regulations governing the issuance of its policies, the administration of this AGREEMENT and such other matters as the Company deems appropriate to further define the responsibilities and obligations of the parties. We will promptly provide you with such rules and regulations and any modifications.

f. MATERIALS AND RECORDS. All materials and their content which we provide you such as programs, manuals, tapes, guidelines, diskettes or any other information pertaining to our products, will remain our sole and exclusive property, and will be used only in the solicitation of applications for Company policies and may not be used for any other purpose without our prior written approval. Upon termination of this AGREEMENT, you will return to the Company, at the Company’s expense, all unused materials bearing the Company’s name or logo, including, but not limited to, forms, letterhead, and business cards.

g. ASSIGNMENT. No assignment of this AGREEMENT or of any compensation due or to become due will be valid unless approved in advance in writing by the Company. Any assignment will be subject to the first lien and right of offset of the Company under paragraph 3.c., above.

h. AUDIT. Your accounts, ledgers, correspondence and other records pertaining to this AGREEMENT shall, at all times, be open to inspection and audit by authorized representatives of the Company or any of its reinsurers, regardless of any termination of this AGREEMENT.

4. RIGHTS AND RESPONSIBILITIES OF BOTH PARTIES

a. RECORDS. Both parties will keep proper records, as necessary, relating to the business transacted under this AGREEMENT. Both parties reserve the right, during regular business hours, to review and make copies of these records. Upon request, both parties will account for all business materials relating to the other party’s business.

b. CONDUCT OF BUSINESS. Both parties will conduct their activities as authorized and contemplated by this AGREEMENT in accordance with applicable laws and regulations. Both parties agree to treat each other on a fair and equitable basis in all dealings.

c. SUPERVISION. You will supervise your employees and agents who solicit and process applications for our insurance policies as provided in this AGREEMENT and will cause them to comply with all rules, regulations, and obligations imposed on you. The Company agrees to treat them as fairly and equitably as we treat you.

d. INDEMNIFICATION. Each party is responsible to the other for its acts or omissions and the acts or omissions of its employees and agents. Each party will indemnify and hold the other harmless from any loss or expenses (including attorneys’ fees and collection costs) resulting from any acts or omissions of its employees or agents. This shall include any monetary fines or forfeitures, and associated administrative costs, imposed by any federal or state regulatory body by way of administrative order or consent order or decree. Since the Company may be entering into Agent Agreements with your agents, you are responsible for and will indemnify the Company for any acts or omissions of your agents to the same extent as for your personal acts. The company reserves the right to withhold any amounts due from you under this paragraph from commissions payable to you.

e. COOPERATION. Both parties will fully cooperate with each other in any state or federal regulatory investigations or proceedings, any matters of litigation, or any matters pertaining to policyholders, customers, claimants, or agents of the Company, to the extent that they are related to matters pertaining to this AGREEMENT.

f. SERVICE. Both parties will provide prompt and professional service to our policyholders. By accepting compensation for the policies sold, you acknowledge that the actual policies sold and in force are the property of the Company. As such, you will not take any actions that suggest to, or encourage the policyholder to, surrender, lapse, or replace the policy or to cease premium payments. Any such activity gives us the right to terminate this AGREEMENT for cause. Such termination shall not be considered a waiver of the Company’s right to seek damages arising from your conduct.

g. ORAL REPRESENTATIONS. Both parties confirm that no oral promises or representations exist which are not included in this AGREEMENT.

h. CONTRACT RIGHTS. Both parties recognize the rights of Independent Marketing Organizations and General Agents to all of their contracted agents, provided that such contracted agents have written new business for the Company during the six-month period immediately preceding a request to transfer the agent to another organization. If agents contracted by an Independent Marketing Organization or General Agent have written new business for the Company during the six-month period immediately preceding a request to transfer the agent to another organization, no transfer will be allowed without the prior written release by the current organization. Any debt that may exist at the time of such transfer, shall transfer with the agent, and the new organization shall bear liability for such indebtedness.

i. TERMINATION WITHOUT CAUSE. Termination under this clause will not impair any contractual rights to commissions under the terms of the SCHEDULE OF COMMISSIONS. This AGREEMENT may be terminated without cause as follows:

一    by either party giving written notice, mailed or delivered to the other party’s last known address within the timeframe required by the law of your state. In the absence of any statutory requirement to the contrary, termination shall be effective upon the date of the written notice of termination,

一    upon your failure to provide us with a current resident mailing address, whether or not required by state law,

一    upon your failure to produce an adequate volume of business, or to maintain an in-force persistency or policy placement rate acceptable to the Company.

52675 (05/09)

j. AUTOMATIC TERMINATION. Termination under this clause will not impair any contractual rights to commissions under the terms of the SCHEDULE OF COMMISSIONS. This AGREEMENT will automatically be terminated as follows:

一    when you die, file for bankruptcy, or give an assignment for the benefit of creditors, if you are an individual,

一    upon the dissolution, bankruptcy, insolvency or assignment for the benefit of creditors, if you are a partnership or corporation,

一    upon the death of one or more partners, if you are a partnership,

一    upon your failure to acquire or continuously maintain all licenses required by law,

一    upon the termination of the Agent Agreement of your General Agent or Independent Marketing Organization,

一              k. TERMINATION FOR CAUSE. This AGREEMENT may be terminated for cause as follows, if you:

一              1. withhold any funds, commissions, overrides or any other compensation payable that rightfully should have been transmitted to an agent of the Company,

一              2. withhold any premium, receipts, documents, correspondence, or any other funds that rightfully should have been transmitted to the Company,

一              3. fail to promptly return any property belonging to us when requested to do so,

一              4. have a final judgment of felony conviction involving dishonesty or breach of trust, or any offense under Title 18 U.S. Code, Sec.1033,

一              5. hold a license that is revoked or suspended in any state or jurisdiction,

一              6. have a required bond refused or cancelled,

一              7. misrepresent any of our products or services,

一              8. misrepresent or omit any material information on an application for, or reinstatement of, our policy,

一              9. commit or attempt to commit fraud, against us or a policyholder,

一              10. fail to comply with material terms of this AGREEMENT, or our stated rules and regulations, cause or attempt to cause employees or agents of ours to discontinue their association with us,

一              11. cause or attempt to cause any policyholder of the Company to discontinue any policy, or discontinue contributions to any annuity contract, or

一              12. falsify or alter material information provided to us, or fail to provide any material information to us upon request.

Upon termination for cause, you will have no further rights under this AGREEMENT to any commissions, commission overrides or other compensation otherwise payable under the terms of this AGREEMENT and the SCHEDULE OF COMMISSIONS. A termination for cause will be effective upon your conviction of a felony or any crime under Title 18 U.S. Code, Sec. 1033, or revocation of your license to sell insurance, or upon the Company sending you a written notice of termination which specifies one or more of the above reasons for termination for cause.

l. FINAL ACCOUNTING, PAYMENT OBLIGATIONS AND RECOVERY RIGHTS.

一    Upon termination of the Agent Agreement of any of your agents for cause or without cause, the entire amount of all monies due from such terminated agents, will be immediately due and payable on demand, and you will be responsible for repayment of such debt in full. Such responsibility will include the indebtedness of all agents that you receive an override on, recruit to solicit policies on behalf of the Company, or where you have guaranteed the indebtedness.

一    Upon termination of this AGREEMENT for any reason, the entire amount of all monies due from you, and any and all of your agents, will be immediately due and payable on demand, and you are responsible for assuring that the debt is repaid in full. This does not waive the Company’s right to request payment on demand of any indebtedness, at any time, that is due and payable to the Company.

一    You have the right to recover from your agents amounts owed to you by your agents under the terms of this AGREEMENT, together with interest, all costs of collection, and attorney’s fees.

一              m. NON-WAIVER. Forbearance by either party to insist upon the performance of any provisions of this AGREEMENT, at any time, or under any circumstances, will not constitute a waiver of the right to demand performance at any future time.

5. GENERAL PROVISIONS

a. This AGREEMENT is governed by the laws of the State of Texas. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of Texas and the trial courts of the State of Texas and consent to the personal jurisdiction of such courts for purposes of this agreement. This AGREEMENT, together with the Agent/Agency Application contemporaneously submitted to the Company and the attached SCHEDULE OF COMMISSIONS and the ADDENDUM(S) applicable to this AGREEMENT, constitute the entire agreement of the parties, will be effective on the date accepted by the Company and will supersede any prior agreements, and may only be modified in writing.

b. A writing, notice, consent and/or approval wherever required in this Agreement may be on paper or via electronic means and shall be delivered to the address last given by a Party to the other Party. Each of the Parties expressly consents to electronic notice and approval in any form received and acknowledged by a reply.